Exhibit 99.1

China HGS Reports Third Quarter of Fiscal Year 2016 Results

HANZHONG, CHINA – August 9, 2016 – China HGS Real Estate Inc. (NASDAQ: HGSH) (“China HGS” or the “Company”), a leading regional real estate developer headquartered in Hanzhong City, Shaanxi Province, China, today reported its financial results for the third quarter of fiscal 2016 ended June 30, 2016 with the U.S. Securities and Exchange Commission. An electronic copy of the quarterly report on Form 10-Q can be accessed on the SEC's website at www.sec.gov

Highlights for the Quarter

●	Total revenues for the third quarter of fiscal 2016 were approximately $12.5 million, a decrease of 52.0% from approximately $26.0 million in the same quarter of fiscal 2015. Total revenues recognized from percentage of completion method were approximately $9.2 million, which accounted for 73.4% of total revenues in the third quarter of fiscal 2016.

●	Net income for the third quarter of fiscal 2016 totaled approximately $2.4 million, a decrease of approximately 82.2% from the net income of approximately $13.7 million in the same period of last year. The decreased profit in this quarter compared to the same quarter of last year was primarily due to a slowdown of contracted sales achieved in the current quarter.

●	Basic and diluted net earnings per share (“EPS”) attributable to shareholders for the third quarter of fiscal 2016 were $0.05, compared to $0.30 for the same quarter last year.

“We are experiencing a slowdown in our contracted sales this year compared to last year due to limited selections available to buyers as we are selling out our inventories and new constructions are yet available for sales,” said Mr. Xiaojun Zhu, Chairman and Chief Executive Officer of China HGS. “Going forward, we remain focused on running our business well, as we are pushing to complete existing constructions, planning and moving into new development projects, and positioning the Company for future growth.”

Safe Harbor Statement

This press release contains forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All "forward-looking statements" relating to the business of China HGS Real Estate Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties which could cause actual results to differ. These factors include but are not limited to: the uncertain market for the Company's business, macroeconomic, technological, regulatory, or other factors affecting the profitability of real estate business; and other risks related to the Company's business and risks related to operating in China. Please refer to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as well as the Company's Quarterly Reports on Form 10-Q that have been filed since the date of such annual report, for specific details on risk factors. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update its forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

About China HGS Real Estate, Inc.

China HGS Real Estate, Inc. (NASDAQ: HGSH), founded in 1995 and headquartered in Hanzhong City, Shaanxi Province, is a leading real estate developer in the region and holds the national grade I real estate qualification. The Company focuses on the development of high-rise, sub-high-rise residential buildings and multi-building apartment complexes in China's Tier 3 and Tier 4 cities and counties with rapidly growing populations driven by increased urbanization. The Company provides affordable housing with popular and modern designs to meet the needs of multiple buyer groups. The Company’s development activity spans a range of services, including land acquisition, project planning, design management, construction management, sales and marketing, and property management. For further information about China HGS, please go to www.chinahgs.com.

Company contact:

Randy Xiong,

President of Capital Market
China Phone: (86) 091-62622612

Email: randy.xiong@chinahgs.com

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June	September 30
	2016	2015
ASSETS
Current assets:
Cash	$2,085,365	$1,333,919
Restricted cash	1,498,730	1,715,268
Cost and earnings in excess of billings	10,647,842	11,825,036
Real estate property development completed	65,629,882	75,391,512
Real estate property under development	48,766,106	55,154,153
Other current assets	5,509,313	228,223
Total current assets	134,137,238	145,648,111
Property, plant and equipment, net	695,857	780,038
Real estate property development completed, net of current portion	1,896,673	2,140,271
Security deposits for land use right	2,932,377	3,146,237
Real estate property under development, net of current portion	182,557,600	143,660,781
Due from local government for real estate property development completed	3,010,099	3,065,000
Total Assets	$325,229,844	$298,440,438
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank loan	$-	$6,292,474
Other loans	6,149,632	5,674,239
Accounts payable	24,877,120	41,501,682
Other payables	9,810,636	12,676,362
Construction deposits	896,572	1,959,706
Billings in excess of cost and earnings	1,680,886	3,315,302
Customer deposits	19,508,249	17,387,969
Shareholder loan	1,810,000	1,810,000
Accrued expenses	3,440,961	4,855,891
Taxes payable	15,448,779	15,830,886
Total current liabilities	83,622,835	111,304,511
Deferred tax liabilities	4,882,100	4,711,161
Customer deposits, net of current portion	10,149,810	8,246,004
Other loans, less current portion	70,212,895	15,731,186
Construction deposits, net of current portion	700,921	972,432
Total liabilities	169,568,561	140,965,294
Commitments and Contingencies
Stockholders' equity
Common stock, $01 par value, 100,000,000 shares
authorized, 45,050,000 shares issued and outstanding
June 30, 2016 and September 30, 2015	45,050	45,050
Additional paid-in capital	17,809,016	17,764,316
Statutory surplus	16,439,333	16,439,333
Retained earnings	124,839,624	119,668,198
Accumulated other comprehensive income	(3,471,740)	3,558,247
Total stockholders' equity	155,661,283	157,475,144

Total Liabilities and Stockholders' Equity	$325,229,844	$298,440,438

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME  AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three months ended June 30,		Nine months ended 31,
	2016	2015	2016	2015

Real estate sales	$12,497,413	$26,014,516	$25,205,879	$60,138,945
Less: Sales tax	(847,938)	(1,655,046)	(1,741,251)	(3,892,435)
Cost of real estate sales	(8,183,462)	(9,347,052)	(15,520,371)	(27,702,998)
Gross profit	3,466,013	15,012,418	7,944,257	28,543,512

Operating expenses
Selling and distribution expenses	71,959	211,558	288,138	804,700
General and administrative expenses	609,428	427,363	1,668,790	1,636,889
Total operating expenses	681,387	638,921	1,956,928	2,441,589

Operating income	2,784,626	14,373,497	5,987,329	26,101,923

Interest expense	(29,917)	(22,540)	(203,057)	(54,300)
Income before income taxes	2,754,709	14,350,957	5,784,272	26,047,623

Provision for income taxes	310,548	641,368	612,846	1,441,943
Net income	2,444,161	13,709,589	5,171,426	24,605,680

Other comprehensive income (loss)
Foreign currency translation adjustment	(4,745,409)	306,940	(7,029,987)	1,086,967

Comprehensive income (loss)	$(2,301,248)	$14,016,529	$(1,858,561)	$25,692,647

Basic and diluted income per common share
Basic and diluted	$0.05	$0.30	$0.11	$0.55

Weighted average common shares outstanding
Basic	45,050,000	45,050,000	45,050,000	45,050,000
Diluted	45,050,000	45,075,821	45,050,000	45,089,819

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended June 30,
	2016	2015
Cash flows from operating activities
Net income	$5,171,426	$24,605,680
Adjustments to reconcile net income to net cash providing by (used in) operating activities:
Deferred tax provision	383,850	1,369,997
Stock based compensation	44,700	-
Depreciation	59,658	63,137
Changes in assets and liabilities:
Due from local government for real estate property development completed	-	815,661
Cost and earnings in excess of billings	681,609	942,175
Real estate property development completed	6,811,151	1,915,343
Real estate property under development	(42,105,175)	6,547,520
Other current assets	(5,418,847)	955,405
Accounts payables	(15,187,183)	(25,674,976)
Other payables	(2,373,223)	886,212
Billings in excess of cost and earnings	(1,526,997)	4,786,440
Customer deposits	5,257,341	(7,585,864)
Construction deposits	(1,236,962)	12,902
Accrued expenses	(1,248,883)	1,126,826
Taxes payable	310,218	2,471,784
Net cash (used in) providing by operating activities	(50,377,317)	13,238,242
Cash flows from investing activities
Purchase of fixed assets	(8,010)	-
Net cash used in investing activities	(8,010)	-
Cash flow from financing activities
Restricted cash	145,758	(181,039)
Proceeds from shareholder loan	840,077	10,500,816
Repayment of shareholder loan	(840,077)	(12,084,829)
Repayment of bank loans	(6,165,703)	(6,525,285)
Proceeds from other loans	62,793,918	9,787,928
Repayment of other loans	(5,559,922)	(12,094,617)
Net cash provided by (used in) financing activities	51,214,051	(10,597,026)
Effect of changes of foreign exchange rate on cash	(77,278)	17,623
Net increase in cash	751,446	2,658,839
Cash, beginning of period	1,333,919	1,125,545
Cash, end of period	$2,085,365	$3,784,384
Supplemental disclosures of cash flow information:
Interest paid	$2,843,145	$1,355,741
Income taxes paid	$369,885	$102,337

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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